UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 16, 2015

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Sixth Floor
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 16, 2015, Professional Diversity Network, Inc. (the “Company”) received written notification (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ Listing Rule 5550(a)(2) because for the last 30 consecutive business days the closing bid price of the Company’s common stock was below the $1.00 per share minimum required for listing on NASDAQ. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company will regain compliance if the closing bid price of its common stock is $1.00 per share or higher for a minimum period of ten consecutive business days during this compliance period, as confirmed by written notification from NASDAQ.

If the Company does not achieve compliance by April 13, 2016, the Company may be eligible for a second 180-day compliance period if it satisfies certain conditions. To qualify for the second 180-day compliance period, on the expiration of the first 180-day compliance period, the Company must meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market (except the bid price requirement) and notify NASDAQ of its intent to cure this deficiency. However, if the Company does not indicate its intent to cure the deficiency, or if it does not appear to NASDAQ that it is possible for the Company to cure the deficiency, then the Company will not be eligible for the second 180-day compliance period and NASDAQ will notify the Company that its securities will be subject to delisting.

The Company intends to continue to monitor the closing bid price of its common stock and to assess its options for maintaining the listing of its common stock on the NASDAQ Capital Market. The Company will consider all available options to regain compliance with the minimum bid price requirement.

Forward-Looking Statements

This report contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed on March 31, 2015 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: October 21, 2015	By:	/s/ Christopher Wesser
Christopher Wesser
General Counsel and Secretary